As filed with the Securities and Exchange Commission on February 17, 2006
                                                      Registration No. 333-43142
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _________________

                         POST-EFFECTIVE AMENDMENT NO. 6
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                _________________


               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                _________________

                            Wireless HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]

          Delaware                      6211                   13-5674085
(State or other jurisdiction      (Primary Standard         (I.R.S. Employer
    of incorporation or       Industrial Classification   Identification Number)
        organization)               Code Number)
                                _________________

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                _________________
                                   Copies to:

             Judith Witterschein, Esq.                  Andrew B. Janszky, Esq.
                Corporate Secretary                     Shearman & Sterling LLP
Merrill Lynch, Pierce, Fenner & Smith Incorporated        599 Lexington Avenue
                 250 Vesey Street                       New York, New York 10022
             New York, New York 10281                        (212) 848-4000
                  (212) 449-1000
 (Name, address, including sip code, and telephone number, including area code, of agent for service)


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|




================================================================================

PROSPECTUS
----------



                               [GRAPHIC OMITTED]



                        1,000,000,000 Depositary Receipts
                             Wireless HOLDRS(SM) Trust



         The Wireless HOLDRS(SM) trust issues Depositary Receipts called Wireless HOLDRS(SM) representing your undivided beneficial ownership in the common stock or American depositary shares of a group of specified companies that are involved in various segments of the wireless telecommunications industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Wireless HOLDRS in a round-lot amount of 100 Wireless HOLDRS or round-lot multiples. Wireless HOLDRS are separate from the underlying deposited common stocks or American depositary shares that are represented by the Wireless HOLDRS. For a list of the names and the number of shares of the companies that are represented by a Wireless HOLDR, see "Highlights of Wireless HOLDRS-The Wireless HOLDRS" starting on page 9. The Wireless HOLDRS(SM) Trust will issue Wireless HOLDRS on a continuous basis.

         Investing in Wireless HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

         Wireless HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Wireless HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.


         The Wireless HOLDRS are listed on the American Stock Exchange under the symbol "WMH". On February 15, 2006, the last reported sale price of Wireless HOLDRS on the American Stock Exchange was $60.99.


                                 ______________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ______________


                The date of this prospectus is February 16, 2006.


"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                Table of Contents

                                                                            Page
                                                                            ----
SUMMARY........................................................................3
RISK FACTORS...................................................................4
HIGHLIGHTS OF WIRELESS HOLDRS..................................................9
THE TRUST.....................................................................16
DESCRIPTION OF WIRELESS HOLDRS................................................16
DESCRIPTION OF THE UNDERLYING SECURITIES......................................17
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT.................................19
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.................................23
ERISA CONSIDERATIONS..........................................................28
PLAN OF DISTRIBUTION..........................................................28
LEGAL MATTERS.................................................................28
WHERE YOU CAN FIND MORE INFORMATION...........................................28



         This prospectus contains information you should consider when making your investment decision. With respect to information about Wireless HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Wireless HOLDRS in any jurisdiction where the offer or sale is not permitted.

         The Wireless HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences-Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Wireless HOLDRS or of the underlying securities through an investment in the Wireless HOLDRS.

                                     SUMMARY


         The Wireless HOLding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of October 25, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Wireless HOLDRS, and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust currently holds shares of common stock or American depositary shares issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various segments of the wireless telecommunications industry. The number of shares of each company's common stock or American depositary shares currently held by the trust with respect to each round-lot of Wireless HOLDRS is specified under "Highlights of Wireless HOLDRS-The Wireless HOLDRS." This group of common stocks or American depositary shares, and the securities of any company that may be added to the Wireless HOLDRS, are collectively referred to in this prospectus as the securities or the underlying securities. There are currently 18 companies included in Wireless HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Wireless HOLDRS are separate from the underlying common stocks that are represented by the Wireless HOLDRS. On February 14, 2006 there were 984,000 Wireless HOLDRS outstanding.

                                  RISK FACTORS

         An investment in Wireless HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Wireless HOLDRS, including the risks associated with a concentrated investment in wireless telecommunications companies.

General Risk Factors

         o Loss of investment. Because the value of Wireless HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Wireless HOLDRS if the underlying securities decline in value.

         o Discount trading price. Wireless HOLDRS may trade at a discount to the aggregate value of the underlying securities.

         o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Wireless HOLDRS or other corporate events, such as mergers, a Wireless HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Wireless HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

         o Not necessarily representative of the wireless telecommunications industry. At the time of the initial offering, the companies included in the Wireless HOLDRS were generally considered to be involved in various aspects of the wireless telecommunications industry. However, the market price of the underlying securities and the Wireless HOLDRS may not necessarily follow the price movements of the entire wireless telecommunications industry generally. If the underlying securities decline in value, your investment in the Wireless HOLDRS will decline in value even if the securities prices of companies in the wireless telecommunications industry generally increase in value. In addition, since the time of the initial offering the companies included in the Wireless HOLDRS may not be involved in the wireless telecommunications industry. In this case, the Wireless HOLDRS may not consist of securities issued only by companies involved in the wireless telecommunications industry.

         o Not necessarily comprised of solely wireless telecommunications companies. As a result of distributions of securities by companies included in the Wireless HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Wireless HOLDRS and that are not involved in the wireless telecommunications industry may be included in the Wireless HOLDRS. The securities of a new company will only be distributed from the Wireless HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in the Wireless HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sectors, the use of GICS sectors to determine whether a new company will be included in the Wireless HOLDRS provides no assurance that each new company included in the Wireless HOLDRS will be involved in the wireless telecommunications industry. Currently, the underlying securities included in the Wireless HOLDRS are represented in the Telecommunication Services and Information Technology GICS sectors. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Wireless HOLDRS, and yet not be involved in the wireless telecommunications industry. In addition, the GICS sector classifications of securities included in the Wireless HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Wireless HOLDRS, which may also result in the inclusion in the Wireless HOLDRS of the securities of a new company that is not involved in the wireless telecommunications industry.

         o No investigation of underlying securities. The underlying securities initially included in the Wireless HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of securities in the wireless telecommunications industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Wireless HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

         o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Wireless HOLDRS may not necessarily be a diversified investment in the wireless telecommunications industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Wireless HOLDRS, may also reduce diversification. Wireless HOLDRS may represent a concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

         o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in a tender offer relating to one or more of the underlying securities or participate in any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Wireless HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Wireless HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Wireless HOLDRS will involve payment of a cancellation fee to the trustee.

         o Trading halts. Trading in Wireless HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Wireless HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Wireless HOLDRS, you will not be able to trade Wireless HOLDRS and you will only be able to trade the underlying securities if you cancel your Wireless HOLDRS and receive each of the underlying securities.


         o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Wireless HOLDRS. If the Wireless HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Wireless HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Wireless HOLDRS are delisted. There are currently 18 companies whose securities are included in the Wireless HOLDRS.


         o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in Wireless HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may provide investment banking or other services for issuers of the underlying securities in connection with its business.

         o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Wireless HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Wireless Telecommunications Industry

The stock prices of companies involved in the wireless telecommunications industry have been and are likely to continue to be extremely volatile, which will directly affect the price volatility of the Wireless HOLDRS, and you could lose a substantial part of your investment. The trading prices of the securities of wireless telecommunications companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

         o    general market fluctuations;

         o actual or anticipated fluctuations in the companies' quarterly or annual operating results;

         o announcements of technological innovations or new services by competitors of the same companies included in the Wireless HOLDRS;

         o announcements by wireless telecommunications companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

         o failure to integrate or realize projected benefits from acquisitions;

         o    changes in government regulations; and

         o    difficulty in obtaining additional financing.

         Other broad market and industry factors may decrease the stock price of wireless telecommunications companies' stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession or interest rate or currency rate fluctuations, also decrease the market price of wireless telecommunications companies' stocks.

         In addition, the trading prices of wireless telecommunications stocks in general have experienced extreme price and volume fluctuations. These fluctuations may be unrelated or disproportionate to the operating performance of these companies. The valuations of many wireless telecommunications stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not, or in the future might not, have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of wireless telecommunications companies, generally, could depress the stock prices of a wireless telecommunications company regardless of wireless telecommunications companies' results. Other broad market and industry factors may decrease the stock price of wireless telecommunications stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of wireless telecommunications stocks. For example, there can be no assurance that terrorist attacks or other acts of war, if they occur, will not have a negative effect on the market price of wireless telecommunications stocks.


         As a result of fluctuations in the trading prices of the companies included in the Wireless HOLDRS, the trading price of Wireless HOLDRS has fluctuated significantly. The initial offering price of a Wireless HOLDR, on October 31, 2000 was $103.10, and during 2005, the price of a Wireless HOLDR reached a high of $61.80 and a low of $51.72.


         o Companies whose securities are included in the Wireless HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Wireless HOLDRS. Companies whose securities are included in the Wireless HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Wireless HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, or delay their introduction of new products and services. Any of these actions may reduce the market price of stocks in the wireless telecommunications industry.

         o The wireless telecommunications industry is extremely competitive, and a wireless telecommunications company's failure to establish its wireless network and its customer base would adversely affect its operating results. The competition among wireless telecommunications companies to build and develop wireless telecommunications networks, form alliances with telecommunications and Internet service providers and establish and maintain a customer base is significant. Customer loyalty can be easily influenced by a competitor's new offerings, especially those offerings which provide cost savings or expanded network geographic coverage areas. Many wireless telecommunications companies face significant competition from other companies in the telecommunications and technology industries, including traditional telecommunications companies, some of which have greater market share and financial resources. These companies may be better positioned to finance research and development activities, provide a wider range of products and services over a greater geographic area, and may have greater resources with which to purchase additional licenses and radio frequency, acquire other companies in the industry and reduce prices to gain market share.

         o Changes in the regulatory environments in which wireless telecommunications companies operate could affect their ability to offer products and services. The licensing, construction, ownership and operation of wireless communications systems, the grant, maintenance and renewal of applicable licenses and radio frequency allocations and the rates charged to customers are all subject to significant regulation. Delays in receiving required regulatory approvals and licenses or the enactment of new and adverse regulatory requirements may adversely affect the ability of wireless telecommunications companies to continue to offer existing and new products and services. In addition, legislative, judicial and regulatory agency actions could negatively affect the ability of many wireless telecommunications companies to maintain required licenses or renew licenses upon their expiration.

         o If wireless telecommunications companies do not anticipate and respond to the rapid technological changes in the industry, they could lose customer or market share. The wireless telecommunications industry is experiencing significant technological change, as evidenced by the introduction of new products and services and increased availability of transmission capacity, changes in consumer requirements and preferences and the utilization of Internet-based technologies for voice and data transmission. Wireless telecommunications companies must be able to successfully predict which of the many possible networks, products and services will be important to finance, establish and maintain. The cost of establishing networks and implementing new technologies is significant, and there can be no assurance that a telecommunications company will select appropriate technology and equipment or that it will obtain appropriate new technology on a timely basis or on satisfactory terms. The failure to obtain effective technology and equipment may adversely affect a wireless telecommunications company's ability to offer competitive products and services and the viability of its operations.

         o Inability to manage rapid growth could adversely affect financial reporting, customer service and revenues. Many wireless telecommunications companies are expanding their networks and operations. This expansion has placed and will continue to place significant demands on their operating, financial control and billing systems, customer support, sales and marketing and administrative resources and network infrastructure. This growth will require many telecommunications companies to enhance management, financial and information systems and to effectively develop and train their employee base.

         o Some of the companies involved in the wireless telecommunications industry are also engaged in other lines of business unrelated to the wireless business, and they may experience problems with these lines of business which could adversely affect their operating results. Some of the companies which comprise the Wireless HOLDRS are engaged in multiple lines of business, including operating as local and long-distance telephone providers, Internet service providers and manufacturing new technologies. These additional lines of business may present additional risks not mentioned in this prospectus. The operating results of these wireless telecommunications companies may fluctuate as a result of these additional risks and events in the other lines of business. In addition, changes in technology and telecommunications regulation may expose wireless telecommunications companies to business risks with which they have less experience than they have with the business risks associated with their traditional businesses. Despite a company's possible success in the wireless telecommunications industry, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company's business or financial condition.

         o The international operations of some domestic and foreign wireless telecommunications companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Some domestic and foreign companies included in the Wireless HOLDRS have international operations or investments which are essential parts of their business. The risks of international business that the companies are exposed to include the following:

              o    general economic, social and political conditions;

              o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through foreign legal systems;

              o differing tax rates, tariffs, exchange controls or other similar restrictions;

              o    currency fluctuations; and

              o changes in, and compliance with, domestic and foreign laws and regulations, particularly those which affect telecommunications carriers and service providers, which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

         o Many wireless telecommunications companies are dependent on their ability to continue to attract and retain highly skilled technical and managerial personnel to develop and generate their business. The success any wireless telecommunications company is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these wireless telecommunications companies will be able to continue to attract and retain qualified personnel.

         o It may be impossible to initiate legal proceedings or enforce judgments against some of the companies included in the Wireless HOLDRS. Some of the companies included in the Wireless HOLDRS are incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be impossible to effect service of process within the United States on some of the companies included in the Wireless HOLDRS or enforce judgments made against them in courts in the United States based on civil liability provisions of the securities laws of the United States. In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

         o Potential voting impediments may exist with respect to the ownership of some of the underlying securities included in the Wireless HOLDRS. Holders of American depositary shares, including those included in the Wireless HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares. These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share. Also, holders of American depositary shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the company that has issued the securities underlying the American depositary shares. The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

                          HIGHLIGHTS OF WIRELESS HOLDRS


         This discussion highlights information regarding Wireless HOLding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Wireless HOLDRS.


Issuer...........................    Wireless HOLDRS Trust.

The trust........................    The Wireless HOLDRS Trust was formed under
                                     the depositary trust agreement, dated as of October 25, 2000, among The Bank of New
                                     York, as trustee, Merrill Lynch, Pierce,
                                     Fenner & Smith Incorporated, other
                                     depositors and the owners of the Wireless
                                     HOLDRS, and was amended on November 22,
                                     2000. The trust is not a registered
                                     investment company under the Investment
                                     Company Act of 1940.

Initial depositor................    Merrill Lynch, Pierce, Fenner & Smith
                                     Incorporated.

Trustee..........................    The Bank of New York, a New York
                                     state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Wireless HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Wireless HOLDRS.

Purpose of Wireless HOLDRS.......    Wireless HOLDRS are designed to achieve the
                                     following:

                                     Diversification. Wireless HOLDRS are
                                     designed to allow you to diversify your
                                     investment in the wireless
                                     telecommunications industry through a
                                     single, exchange-listed instrument
                                     representing your undivided beneficial
                                     ownership of the underlying securities.

                                     Flexibility. The beneficial owners of
                                     Wireless HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Wireless HOLDRS, and can cancel their Wireless HOLDRS to receive each of the underlying securities represented by the Wireless HOLDRS.

                                     Transaction costs. The expenses associated with buying and selling Wireless HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets.....................    The trust holds securities issued by
                                     specified companies, traded on U.S. stock markets that, when initially selected, were involved in the wireless telecommunications industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change.
                                     Reconstitution events are described in this prospectus under the heading "Description of the Depositary Trust
                                     Agreement-Distributions" and
                                     "Reconstitution Events." There are
                                     currently 18 companies included in Wireless
                                     HOLDRS.

                                     The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Wireless HOLDRS..............    The trust has issued, and may continue to
                                     issue, Wireless HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S. traded securities that are held by the trust on your behalf. The
                                     Wireless HOLDRS themselves are separate
                                     from the underlying securities that are
                                     represented by the Wireless HOLDRS.

                                     The following chart provides:

                                     o    the names of the 18 issuers of
                                          underlying securities currently
                                          represented by Wireless HOLDRS,

                                     o    the stock ticker symbols,

                                     o    the share amounts currently
                                          represented by a round-lot of 100
                                          Wireless HOLDRS, and

                                     o    the principal U.S. market on which the
                                          underlying securities are traded.


                                                                                                   Primary
               Name of Company (1)                           Ticker           Share Amounts     Trading Market
--------------------------------------------------------  ------------  ---------------------- ----------------
Aether Holdings Inc.                                          AETH                   1              NASDAQ
ALLTEL Corp.                                                   AT                  1.07              NYSE
Crown Castle International Corp.                              CCI                    4               NYSE
Deutsche Telekom AG *                                          DT                18.48409            NYSE
Freescale Semicondutor CL B                                  FSL.B               4.527015            NYSE
LM Ericsson Telephone Company *                              ERICY                  7.4             NASDAQ
Motorola, Inc.                                                MOT                   41               NYSE
Nextel Partners, Inc. CL A                                    NXTP                   4              NASDAQ
Nokia Corp. *                                                 NOK                   23               NYSE
Qualcomm Incorporated                                         QCOM                  26              NASDAQ
Research In Motion Limited                                    RIMM                   4              NASDAQ
RF Micro Devices, Inc.                                        RFMD                   4              NASDAQ
SK Telecom Co., Ltd. *                                        SKM                   17               NYSE
Sprint Nextel Corporation                                      S               30.780034488          NYSE
Telesp Celular Participacoes S.A. *                           TCP                    3               NYSE
United States Cellular Corporation                            USM                    1               AMEX
Verizon Communications                                         VZ                   17               NYSE
Vodafone Group p.l.c. *                                       VOD                   21               NYSE

(1) Effective December 2, 2005, SR Telecom Inc (NASDAQ: "SRXA"), a component of the Wireless HOLDRS Trust, has been delisted from trading on NASDAQ. The Bank of New York distributed shares of SR Telecom at the rate of 0.00104727 SR Telecom Inc shares per Wireless HOLDRS.


_______________________________
* The securities of these non-U.S. companies trade in the United States as American depositary receipts. Please see "Risk Factors" and "United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional information relating to an investment in a non-U.S. company.

                                     The companies whose securities were
                                     included in the Wireless HOLDRS at the time the Wireless HOLDRS were originally issued were generally considered to be among the 20 largest and most liquid companies with U.S.-traded securities involved in the wireless telecommunications industry, as measured by market capitalization and trading volume on September 15, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

                                     The trust only will issue and cancel and you only may obtain, hold, trade or surrender, Wireless HOLDRS in a round-lot of 100 Wireless HOLDRS and round-lot multiples. The trust will only issue Wireless HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Wireless HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Wireless HOLDRS, the trust may require a minimum of more than one round-lot of 100 Wireless HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Wireless HOLDRS.

                                     The number of outstanding Wireless HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Wireless HOLDRS on a continuous basis when an investor deposits the required securities with the trustee.

Purchases........................    You may acquire Wireless HOLDRS in two ways

                                     o    through an in-kind deposit of the
                                          required number of securities of the
                                          underlying issuers with the trustee,
                                          or

                                     o    through a cash purchase in the
                                          secondary trading market.

Issuance and cancellation fees...    If you wish to create Wireless HOLDRS by
                                     delivering to the trust the requisite
                                     securities represented by a round-lot of 100 Wireless HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100
                                     Wireless HOLDRS. If you wish to cancel your Wireless HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Wireless HOLDRS.

Commissions......................    If you choose to deposit underlying
                                     securities in order to receive Wireless
                                     HOLDRS you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee, charged by the trustee, described above.

Custody fees.....................    The Bank of New York, as trustee and as
                                     custodian, will charge you a quarterly
                                     custody fee of $2.00 for each round-lot of 100 Wireless HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Wireless HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Wireless
HOLDRS...........................    You have the right to withdraw the
                                     underlying securities upon request by
                                     delivering a round- lot or integral
                                     multiple of a round-lot of Wireless HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation.
                                     The trustee will not deliver fractional
                                     shares of underlying securities. To the
                                     extent that any cancellation of Wireless
                                     HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, the Wireless
                                     HOLDRS themselves will not have voting
                                     rights.

Rights relating to the
underlying securities............    Wireless HOLDRS represents your beneficial
                                     ownership of the underlying securities.
                                     Owners of Wireless HOLDRS have the same
                                     rights and privileges as if they owned the underlying securities beneficially outside of Wireless HOLDRS. These include the right to instruct the trustee to vote the underlying securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge
                                     Wireless HOLDRS and the right to surrender
                                     Wireless HOLDRS to receive the underlying securities. Wireless HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Exchange Act. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Wireless HOLDRS. However, due to the nature of Wireless HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Wireless HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                                     A holder of Wireless HOLDRS is not a
                                     registered owner of the underlying
                                     securities. In order to become a registered owner, a holder of Wireless HOLDRS would need to surrender their Wireless HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                                     You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Wireless HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Wireless HOLDRS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                                     The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor's GICS sector classification that is different from the GICS sectors classifications represented in the Wireless HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

                                     There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Wireless HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                                     If you wish to participate in a tender
                                     offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Wireless HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Wireless HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement -Withdrawal of Underlying Securities."

Ownership rights in fractional
shares in the
underlying securities............    As a result of distributions of securities
                                     by companies included in the Wireless
                                     HOLDRS or other corporate events, such as mergers, a Wireless HOLDR may represent an interest in a fractional share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

                                     In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Wireless HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Wireless HOLDRS are outstanding and each round-lot of 100 Wireless HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Wireless HOLDRS. If holders of 50,000 round-lots of 100 Wireless HOLDRS vote their underlying securities "yes" and holders of 50,001 round-lots of 100 Wireless HOLDRS vote their underlying securities "no", there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events............    The depositary trust agreement provides for
                                     the automatic distribution of underlying securities from the Wireless HOLDRS to you in the following four circumstances:

                                     A.   If an issuer of underlying securities
                                          no longer has a class of securities
                                          registered under section 12 of the
                                          Securities Exchange Act of 1934, then
                                          its securities will no longer be an
                                          underlying security and the trustee
                                          will distribute the shares of that
                                          company to the owners of the Wireless
                                          HOLDRS.

                                     B.   If the SEC finds that an issuer of
                                          underlying securities should be
                                          registered as an investment company
                                          under the Investment Company Act of
                                          1940, and the trustee has actual
                                          knowledge of the SEC finding, then the
                                          trustee will distribute the shares of
                                          that company to the owners of the
                                          Wireless HOLDRS.

                                     C.   If the underlying securities of an
                                          issuer cease to be outstanding as a
                                          result of a merger, consolidation or
                                          other corporate combination or other
                                          event, the trustee will distribute the
                                          consideration paid by and received
                                          from the acquiring company or the
                                          securities received in exchange for
                                          the securities of the underlying
                                          issuer whose securities cease to be
                                          outstanding to the beneficial owners
                                          of Wireless HOLDRS only if the
                                          distributed securities have a
                                          different Standard & Poor's GICS
                                          sector classification than any of the
                                          underlying securities represented in
                                          the Wireless HOLDRS at the time of the
                                          distribution or exchange or if the
                                          securities received are not listed for
                                          trading on a U.S. national securities
                                          exchange or through the Nasdaq
                                          National Market System. In any other
                                          case, the additional securities
                                          received will be deposited into the
                                          trust.

                                     D.   If an issuer's underlying securities
                                          are delisted from trading on a U.S.
                                          national securities exchange or
                                          through the Nasdaq National Market
                                          System and are not listed for trading
                                          on another U.S. national securities
                                          exchange or through Nasdaq NMS within
                                          five business days from the
                                          date the securities are delisted.

                                     To the extent a distribution of underlying securities from the Wireless HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

                                     In addition, securities of a new company will be added to the Wireless HOLDRS, as result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor's GICS sector classification that is different from the GICS sector classification of any other security then included in the Wireless HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

                                     It is anticipated, as a result of the
                                     broadly defined Standard & Poor's GICS
                                     sectors, that most distributions or
                                     exchanges of securities will result in the inclusion of new securities in Wireless HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Wireless HOLDRS will be included in Wireless HOLDRS or distributed to you.

Standard & Poor's sector
classifications..................    Standard & Poor's Corporation is an
                                     independent source of market information that, among other things, maintains the Global Industry Classification Standard, referred to herein as "GICS," which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.
                                     The GICS classification standards were
                                     exclusively effective as of January 2,
                                     2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one
                                     GICS sector classification. The securities included in the Wireless HOLDRS are currently represented in the
                                     Telecommunication Services and Information
                                     Technology GICS sectors. The Standard &
                                     Poor's GICS sector classifications of the securities included in the Wireless HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine
                                     GICS sectors, or both.

Termination events...............    A.   The Wireless HOLDRS are delisted from
                                          the American Stock Exchange and are
                                          not listed for trading on another U.S.
                                          national securities exchange or
                                          through the Nasdaq National Market
                                          System within five business days from
                                          the date the Wireless HOLDRS are
                                          delisted.

                                     B.   The trustee resigns and no successor
                                          trustee is appointed within 60 days
                                          from the date the trustee provides
                                          notice to Merrill Lynch, Pierce,
                                          Fenner & Smith Incorporated, as
                                          initial depositor, of its intent to
                                          resign.

                                     C.   Beneficial owners of at least 75% of
                                          outstanding Wireless HOLDRS vote to
                                          dissolve and liquidate the trust.

                                     If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

                                     Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Wireless HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States federal income
tax consequences.................    The United States federal income tax laws
                                     will treat a U.S. holder of Wireless HOLDRS as directly owning the underlying securities. The Wireless HOLDRS themselves will not result in any United States federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.


Listing..........................    The Wireless HOLDRS are listed on the
                                     American Stock Exchange under the symbol
                                     "WMH." On February 15, 2006 the last
                                     reported sale price of Wireless HOLDRS on the American Stock Exchange was $60.99.


Trading..........................    Investors are only able to acquire, hold,
                                     transfer and surrender a round-lot of 100
                                     Wireless HOLDRS. Bid and ask prices,
                                     however, are quoted per single Wireless
                                     HOLDR.

Clearance and settlement.........    Wireless HOLDRS have been issued only in
                                     book-entry form. Wireless HOLDRS are
                                     evidenced by one or more global
                                     certificates that the trustee has deposited with The Depository Trust Company, referred to as the DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information, see "Description of Wireless
                                     HOLDRS."

                                     THE TRUST

         General. This discussion highlights information about the Wireless HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Wireless HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The Wireless HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of October 25, 2000. The Depositary Trust Agreement was amended November 22, 2000. The Bank of New York is the trustee. The Wireless HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

         The Wireless HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Wireless HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                         DESCRIPTION OF WIRELESS HOLDRS

         The trust has issued Wireless HOLDRS under the Depositary Trust Agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Wireless HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender Wireless HOLDRS in a round-lot of 100 Wireless HOLDRS and round-lot multiples. The trust will only issue Wireless HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Wireless HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Wireless HOLDRS, the trust may require a minimum of more than one round-lot of 100 Wireless HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Wireless HOLDRS.

         Wireless HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Wireless HOLDRS-The Wireless HOLDRS."

         Beneficial owners of Wireless HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Wireless HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Wireless HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Wireless HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Wireless HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Wireless HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement- Withdrawal of underlying securities."

         Wireless HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Wireless HOLDRS are available only in book-entry form. Owners of Wireless HOLDRS may hold their Wireless HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         Selection criteria. The underlying securities are the common stock or American depositary shares of a group of 20 specified companies that, at the time of selection, were involved in various aspects of the wireless telecommunications industry and whose securities are registered under section 12 of the Securities Exchange Act of 1934. The issuers of the underlying securities were, as of the time of selection, among the largest capitalized and most liquid companies involved in the wireless telecommunications industry as measured by market capitalization and trading volume.

         The Wireless HOLDRS may no longer consist exclusively of securities issued by companies involved in the wireless telecommunications industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the wireless telecommunications industry and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by Wireless HOLDRS, please refer to "Highlights of Wireless HOLDRS-The Wireless HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

         No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Wireless HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities, see "Annex A."

         The following table and graph set forth the composite performance of all of the 18 underlying securities currently represented by a single Wireless HOLDR measured at the close of the business day on April 27, 2000, and thereafter as of the end of each month to February 14, 2006. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

                      Closing                        Closing                       Closing                     Closing
        2000           Price           2001           Price          2002           Price       2003            Price
        ----           -----           ----           -----          ----           -----       ----            -----
April 27........       117.45   January 31.....        75.00  January 31.....        45.71  January 31...        32.84
April 28........       119.69   February 28....        56.10  February 28....        41.51  February 28..        31.14
May 31..........       106.57   March 30.......        52.57  March 28.......        43.45  March 31.....        30.97
June 30.........       100.87   April 30.......        60.43  April 30.......        38.49  April 30.....        32.51
July 31.........        91.58   May 31.........        56.34  May 31.........        38.51  May 30.......        35.54
August 31.......        89.68   June 29........        53.77  June 28........        33.61  June 30......        36.18
September 29....        81.70   July 31........        55.25  July 31........        30.14  July 31......        35.60
October 31......        80.71   August 31......        50.09  August 30......        31.21  August 29....        37.10
November 30.....        73.11   September 28...        47.49  September 30...        27.48  September 30.        37.38
December 29.....        72.59   October 31.....        48.39  October 31.....        33.28  October 31...        40.99
                                November 30....        52.55  November 29....        38.47  November 28..        40.86
                                December 31....        50.53  December 31....        34.66  December 31..        43.97

                      Closing                        Closing                       Closing
        2004           Price           2005           Price          2006           Price
        ----           -----           ----           -----          ----           -----
January 30......        48.91   January 31.....        54.62  January 31.....        60.30
February 27.....        51.79   February 28....        54.61  February 14....        60.88
March 31........        50.09   March 31.......        53.78
April 30........        47.93   April 29.......        52.86
May 28..........        49.29   May 31.........        55.96
June 30.........        50.24   June 30........        55.11
July 30.........        47.52   July 29........        59.49
August 31.......        49.50   August 31......        59.81
September 30....        52.74   September 30...        60.09
October 29......        54.54   October 31.....        57.52
November 30.....        58.94   November 30....        59.73
December 31.....        59.43   December 30....        58.07


                               [GRAPHIC OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of October 25, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Wireless HOLDRS, provides that Wireless HOLDRS will represent an owner's undivided beneficial ownership interest in the securities of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

         The trustee. The Bank of New York serves as trustee for the Wireless HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of Wireless HOLDRS. You may create and cancel Wireless HOLDRS only in round-lots of 100 Wireless HOLDRS. You may create Wireless HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Wireless HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Wireless HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Wireless HOLDRS, the trust may require a minimum of more than one round-lot of 100 Wireless HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Wireless HOLDRS. Similarly, you must surrender Wireless HOLDRS in integral multiples of 100 Wireless HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Wireless HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of Wireless HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Wireless HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Wireless HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Wireless HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

         You will be obligated to pay any tax or other charge that may become due with respect to Wireless HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Wireless HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Wireless HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

         A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Wireless HOLDRS.

         B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Wireless HOLDRS.

         C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Wireless HOLDRS only if the distributed securities have a different Standard and Poor's GICS sector classification than any of the underlying securities represented in the Wireless HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

         D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

         To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         As provided in the depositary trust agreement, securities of a new company will be added to the Wireless HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Wireless HOLDRS at the time of distribution or exchange or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

         It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Wireless HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Wireless HOLDRS will be distributed from the Wireless HOLDRS to you.

         Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard and Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Wireless HOLDRS are currently represented in the Telecommunication Services and Information Technology GICS sectors. The Standard & Poor's GICS sector classifications of the securities included in the Wireless HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your Wireless HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Wireless HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Wireless HOLDRS.

         Further issuances of Wireless HOLDRS. The depositary trust agreement provides for further issuances of Wireless HOLDRS on a continuous basis without your consent.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Wireless HOLDRS will surrender their Wireless HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Wireless HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Wireless HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Wireless HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Wireless HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Wireless HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Wireless HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Wireless HOLDRS.

         Issuance and cancellation fees. If you wish to create Wireless HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Wireless HOLDRS. If you wish to cancel your Wireless HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Wireless HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create Wireless HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Wireless HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Wireless HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

         Governing law. The depositary trust agreement and the Wireless HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Wireless HOLDRS.

         The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         General

         The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Wireless HOLDRS for:

         o    an individual who is a citizen or resident of the United States;


         o a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereon or the District of Columbia;


         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

         o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and


         o any individual, corporation, estate or trust that is not a U.S. receipt holder (a "non-U.S. receipt holder").


         If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Wireless HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Wireless HOLDRS, and partners in such partnerships, should consult their tax advisors.


         This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Wireless HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax.. In addition, this discussion generally is limited to investors who will hold the Wireless HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Europe 2001 held by a partnership or other flow through entity. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.


         Taxation of the trust

         The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

         Taxation of Wireless HOLDRS

         A receipt holder purchasing and owning Wireless HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Wireless HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

         Qualified dividend income received in respect of Wireless HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Wireless HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.

         A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Wireless HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Wireless HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Wireless HOLDRS. Similarly, with respect to sales of Wireless HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Wireless HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

         The distribution of any securities by the trust upon the surrender of Wireless HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The receipt holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

         Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Wireless HOLDRS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

         Special considerations with respect to underlying securities of foreign issuers

         If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

         As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

         o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

         o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States, and

         o    a corporation that is incorporated in a possession of the United
              States

         but will not include:

         o    a passive foreign investment company (as defined below),

         o a foreign personal holding company (as specially defined in the Code), or

         o    a foreign investment company (as specially defined in the Code).


         The foreign personal holding company rules and the foreign investment company rules have generally been repealed for taxable years of foreign corporations beginning after December 31, 2004.


         If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.


         Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, "passive income" and "general income." In addition, dividends distributed by a foreign issuer that constitutes "financial services income" with respect to a U.S. Holder will be treated as constituting "general income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.


         Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, holders of Wireless HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the holders of Wireless HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

         Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

         o    at least 75% of its gross income is "passive income;" or

         o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

         Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.


         If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Internet HOLDRS or of the underlying securities or upon the receipt of "excess distributions." To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.


         Non-U.S. receipt holders


         A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.


         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.


         With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.


         A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Wireless HOLDRS or of the underlying securities unless:

         o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

         o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or


         o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and
              (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently "regularly traded on an established securities market" although no assurances can be made that the securities will continue to be so traded.


         Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

         Backup withholding and information reporting

         Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

         The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

         The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to have a plan acquire Wireless HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Wireless HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

         In accordance with the depositary trust agreement, the trust issued Wireless HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Wireless HOLDRS. The trust delivered the initial distribution of Wireless HOLDRS against deposit of the underlying securities in New York, New York on approximately January 17, 2001.

         Investors who purchase Wireless HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

         Members of the selling group have from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with some of the issuers of the underlying securities.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Wireless HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Wireless HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

         Legal matters, including the validity of the Wireless HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Wireless HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Wireless HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Wireless HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in

Washington, D.C.. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

         Since the securities of the issuers of the underlying securities are registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities may be considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Wireless HOLDRS. This prospectus relates only to Wireless HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Wireless HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Wireless HOLDRS have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of the prospectus.


         The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2001, 2002, 2003, 2004 and 2005, through February 14, 2006. The historical prices of the underlying securities should not be taken as an indication of future performance.


                           AETHER SYSTEMS, INC. (AETH)

         Aether Systems, Inc. provides services, software and support that enable businesses to extend their desktop applications to wireless and mobile handheld devices. Aether provides consulting and engineering solutions, hosting facilities for businesses, product fulfillment and customer support. Aether also offers applications and software that are specifically tailored for customers, as well as integration, hosted and deployment services.


             Closing             Closing            Closing               Closing              Closing             Closing
     2001     Price     2002      Price     2003      Price      2004      Price    2005        Price    2006       Price
     ----     -----     ----      -----     ----      -----      ----      -----    ----        -----    ----       -----
January       50.31  January       7.23  January        3.41  January       5.26  January        3.28  January       3.22
February      25.72  February      4.20  February       3.30  February      4.33  February       3.42  February
March         13.00  March         4.37  March          3.15  March         4.31  March          3.34  March
April         15.07  April         3.33  April          3.61  April         3.90  April          3.34  April
May           11.57  May           3.60  May            4.81  May           3.41  May            3.13  May
June           8.85  June          2.95  June           4.80  June          3.44  June           3.29  June
July          10.58  July          2.98  July           5.82  July          3.20  July           3.44  July
August         8.85  August        2.84  August         5.41  August        2.93  August         3.61  August
September      6.27  September     2.68  September      4.57  September     3.32  September      3.41  September
October        6.97  October       2.28  October        4.84  October       3.66  October        3.28  October
November       7.48  November      3.48  November       4.97  November      3.72  November       3.48  November
December       9.20  December      3.76  December       4.75  December      3.34  December       3.32  December

The closing price on February 14, 2006 was $3.17.



                               ALLTELL Corp. (AT)

         ALLTEL Corporation, through its subsidiaries, provides wireless and wireline local, long-distance, network access and Internet services in the United States. Alltell provides various voice features along with its wireless calling plans, including call waiting, call forwarding, caller identification, three-way calling, no-answer transfer, directory assistance call completion and voicemail. Alltell also publishes telephone directories for affiliates and other independent telephone companies. In addition, the company provides billing, customer care and other data processing and outsourcing services to telecommunications companies. The company sells its wireless products and services through its retail stores, retail kiosks, dealers and direct sales representatives.

             Closing             Closing            Closing               Closing              Closing             Closing
     2001     Price     2002      Price     2003      Price      2004      Price    2005        Price    2006       Price
     ----     -----     ----      -----     ----      -----      ----      -----    ----        -----    ----       -----
January       59.18  January       55.48  January       46.87  January      48.68  January       55.04  January       60.03
February      53.70  February      55.65  February      43.42  February     51.80  February      57.20  February
March         52.46  March         55.55  March         44.76  March        49.89  March         54.85  March
April         54.31  April         49.50  April         46.86  April        50.34  April         56.96  April
May           57.99  May           51.49  May           47.88  May          50.63  May           58.17  May
June          61.26  June          47.00  June          48.22  June         50.62  June          62.28  June
July          61.65  July          40.52  July          46.79  July         52.00  July          66.50  July
August        58.00  August        42.06  August        45.80  August       54.65  August        61.99  August
September     57.95  September     40.13  September     46.34  September    54.91  September     65.11  September
October       57.14  October       49.71  October       47.27  October      54.93  October       61.86  October
November      65,08  November      55.08  November      45.41  November     56.69  November      66.83  November
December      61.73  December      51.00  December      46.58  December     58.76  December      63.10  December

The closing price on February 14, 2006 was $61.90.

                     CROWN CASTLE INTERNATIONAL CORP. (CCI)


         Crown Castle International Corp., through its subsidiaries, owns, operates, leases and manages towers and transmission networks for wireless communications and broadcast transmission companies in the United States, Puerto Rico and Australia. Crown Castle leases antenna space on its towers to tenants that operate analog, digital and broadcast transmission networks and wireless networks. Crown Castle also provides related services to its customers, including network design, radio frequency engineering, site acquisition, development and project management of antenna installations and network management and maintenance.

             Closing             Closing            Closing               Closing              Closing             Closing
     2001     Price     2002      Price     2003      Price      2004      Price    2005        Price    2006       Price
     ----     -----     ----      -----     ----      -----      ----      -----    ----        -----    ----       -----
January       27.94  January       7.27  January         3.95  January      12.40  January       16.40  January       31.63
February      25.13  February      6.21  February        3.88  February     12.05  February      16.34  February
March         14.81  March         6.61  March           5.50  March        12.63  March         16.06  March
April         24.49  April         7.30  April           6.37  April        13.95  April         16.13  April
May           16.60  May           4.50  May             8.33  May          14.73  May           17.78  May
June          16.40  June          3.93  June            7.77  June         14.75  June          20.32  June
July           9.75  July          2.30  July            9.90  July         14.12  July          21.76  July
August        10.19  August        2.30  August         10.75  August       14.31  August        24.76  August
September      9.00  September     2.17  September       9.41  September    14.88  September     24.63  September
October       11.70  October       3.50  October        12.66  October      15.31  October       24.52  October
November      10.89  November      3.96  November       12.41  November     16.88  November      27.40  November
December      10.68  December      3.75  December       11.03  December     16.64  December      26.91  December

The closing price on February 14, 2006 was $29.41.




                            DEUTSCHE TELEKOM AG (DT)


         Deutsche Telekom AG provides telecommunications and information technology services worldwide. The company operates through three segments:
Broadband/Fixed Network, Mobile Communications and Business Customers. Broadband/Fixed Network segment includes the activities of T-Com and T-Online divisions. The T-Com division provides fixed-line network communication services and products, including network access products, narrowband access products and calling services in Europe. The T-Online division offers Internet services in Europe. The Mobile Communications segment comprises the activities of T-Mobile division, which provides digital mobile telephony services based on the global system for mobile communications technology and non-voice services. The Business Customers segment includes the activities of T-Systems division that provides information and communications technology services.

             Closing             Closing            Closing               Closing              Closing             Closing
     2001     Price     2002      Price     2003      Price      2004      Price    2005        Price    2006       Price
     ----     -----     ----      -----     ----      -----      ----      -----    ----        -----    ----       -----
January       33.34  January       14.81  January       12.52  January      19.90  January       21.63  January       15.85
February      24.57  February      14.09  February      11.47  February     19.67  February      20.87  February
March         23.19  March         14.98  March         11.02  March        18.04  March         19.96  March
April         25.71  April         13.23  April         13.40  April        17.08  April         18.79  April
May           21.00  May           10.80  May           15.02  May          16.84  May           18.65  May
June          22.45  June           9.31  June          15.20  June         17.71  June          18.42  June
July          21.71  July          11.32  July          15.05  July         16.67  July          19.78  July
August        15.55  August        11.00  August        14.34  August       17.53  August        19.08  August
September     15.50  September      8.27  September     14.44  September    18.66  September     18.24  September
October       15.50  October       11.38  October       15.61  October      19.27  October       17.70  October
November      16.91  November      12.21  November      16.48  November     21.22  November      16.59  November
December      16.90  December      12.70  December      18.13  December     22.68  December      16.83  December

The closing price on February 14, 2006 was $16.36.

                      FREESCALE SEMICONDUCTOR, INC. (FSL.B)

         Freescale Semiconductor, Inc. engages in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets worldwide. The company operates through three primary segments:
Transportation and Standard Products Group (TSPG), Networking and Computing Systems Group (NCSG) and Wireless and Mobile Solutions Group (WMSG). The TSPG segment provides embedded systems components, including processors. The NCSG segment offers embedded processors and related connectivity products for the wired and wireless networking and computing markets. The WMSG segment provides semiconductors for wireless mobile devices, such as cellular phones, smart phones, personal data assistants, two-way messaging devices, global positioning systems, mobile gaming devices and wireless consumer electronics. The company sells its products to original equipment manufacturers, original design manufacturers and contract manufacturers through its own sales force, agents and distributors.

             Closing             Closing            Closing               Closing              Closing             Closing
     2001     Price     2002      Price     2003      Price      2004      Price    2005        Price    2006       Price
     ----     -----     ----      -----     ----      -----      ----      -----    ----        -----    ----       -----
January         *    January         *    January       *      January       *     January       17.10  January       25.16
February        *    February        *    February      *      February      *     February      18.90  February
March           *    March           *    March         *      March         *     March         16.95  March
April           *    April           *    April         *      April         *     April         18.72  April
May             *    May             *    May           *      May           *     May           20.20  May
June            *    June            *    June          *      June          *     June          21.01  June
July            *    July            *    July          *      July         14.05  July          25.52  July
August          *    August          *    August        *      August       13.90  August        23.88  August
September       *    September       *    September     *      September    14.30  September     23.41  September
October         *    October         *    October       *      October      15.54  October       23.69  October
November        *    November        *    November      *      November     17.66  November      25.75  November
December        *    December        *    December      *      December     17.82  December      25.19  December

The closing price on February 14, 2006 was $27.58.


                      LM ERICSSON TELEPHONE COMPANY (ERICY)


         LM Ericsson Telephone Company engages in the development and supply of telecommunications equipment and related services to mobile and fixed network operators worldwide. The company offers mobile systems that include radio base stations, base station controllers and radio network controllers, mobile switching centers, service application nodes and other nodes for billing and operations support. The company also offers a range of professional services to support network operators, as well as provides consulting services to network operators for business planning and development, design and optimization of networks and the introduction of new services. LM Ericsson, through a joint venture, with Sony Ericsson Mobile Communications, provides various mobile handsets. In addition, the company provides technology to manufacturers of mobile handsets and other wireless devices; Bluetooth solutions to various consumer device manufacturers; and mobile communications systems and services that enable businesses, government entities and educational institutions to have access to applications and services across various locations. Furthermore, the company offers airborne, terrestrial and marine radar systems, as well as various solutions that integrate copper and optical cables and power networks.

             Closing             Closing            Closing               Closing              Closing             Closing
     2001     Price     2002      Price     2003      Price      2004      Price    2005        Price    2006       Price
     ----     -----     ----      -----     ----      -----      ----      -----    ----        -----    ----       -----
January       118.80  January      43.40  January        8.13  January      23.01  January       29.33  January       36.48
February       82.80  February     42.20  February       6.49  February     29.01  February      29.31  February
March          55.90  March        41.80  March          6.36  March        27.76  March         28.20  March
April          64.30  April        24.90  April          9.06  April        26.67  April         29.45  April
May            64.00  May          22.20  May           10.40  May          27.99  May           31.43  May
June           54.20  June         14.40  June          10.63  June         29.90  June          31.95  June
July           53.60  July          9.60  July          14.26  July         26.71  July          34.36  July
August         49.80  August        7.30  August        15.48  August       27.04  August        34.91  August
September      34.90  September     3.60  September     14.70  September    31.24  September     36.84  September
October        42.70  October       7.89  October       17.08  October      28.91  October       32.80  October
November       54.60  November      9.83  November      16.25  November     33.25  November      32.58  November
December       52.20  December      6.74  December      17.70  December     31.49  December      34.40  December

The closing price on February 14, 2006 was $34.82.

                              MOTOROLA, INC. (MOT)


         Motorola, Inc. provides mobility products and solutions across broadband, embedded systems and wireless networks worldwide. The company operates in four segments: Mobile Devices, Networks, Government and Enterprise Mobility Solutions and Connected Home Solutions. Mobile Devices designs, manufactures, sells and services wireless subscriber and server equipment for cellular systems, portable energy storage products and systems, servers and software solutions and related software and accessory products. The Networks segment designs, manufactures, sells, installs and services wireless infrastructure communication systems. The Government and Enterprise Mobility Solutions segment provides analog and digital two-way radio, voice and data communications products and systems to public-safety, government, utility, transportation and other markets, as well as offers integrated information management, mobile and biometric applications and services. The Connected Home Solutions segment offers digital systems and set-top terminals for cable TV and broadcast networks; cable modems and cable modem termination systems, and IP-based telephony products; hybrid fiber coaxial network transmission systems used by cable TV operators; digital satellite TV systems; and direct-to-home satellite networks and private networks.

             Closing             Closing            Closing               Closing              Closing             Closing
     2001     Price     2002      Price     2003      Price      2004      Price    2005        Price    2006       Price
     ----     -----     ----      -----     ----      -----      ----      -----    ----        -----    ----       -----
January       22.81  January       13.31  January        7.98  January      16.58  January       15.74  January       22.71
February      15.17  February      13.00  February       8.42  February     18.45  February      15.66  February
March         14.26  March         14.20  March          8.26  March        17.60  March         14.97  March
April         15.55  April         15.40  April          7.91  April        18.25  April         15.34  April
May           14.70  May           15.99  May            8.52  May          19.77  May           17.37  May
June          16.56  June          14.59  June           9.43  June         18.25  June          18.26  June
July          18.69  July          11.60  July           9.04  July         15.93  July          21.18  July
August        17.40  August        12.00  August        10.73  August       16.15  August        21.88  August
September     15.60  September     10.18  September     11.95  September    18.04  September     22.03  September
October       16.37  October        9.17  October       13.53  October      17.26  October       22.16  October
November      16.54  November      11.24  November      14.04  November     19.26  November      24.09  November
December      15.02  December       8.65  December      14.00  December     17.20  December      22.59  December

The closing price on February 14, 2006 was $22.22.



                        NEXTEL PARTNERS, INC. CL A (NXTP)

         Nextel Partners, Inc. owns exclusive rights to offer integrated, digital wireless communications services offered by Nextel Communications, Inc. under the Nextel brand name in mid-sized and rural markets throughout the United States. The company offers four distinct wireless services in a single wireless handset. These services include international and nationwide Direct Connect; digital cellular voice; short messaging; and cellular Internet access, which provides users with wireless access to the Internet and an organization's internal databases, as well as other applications, including email.

             Closing             Closing            Closing               Closing              Closing             Closing
     2001     Price     2002      Price     2003      Price      2004      Price    2005        Price    2006       Price
     ----     -----     ----      -----     ----      -----      ----      -----    ----        -----    ----       -----
January       20.75  January        6.32  January        5.25  January      12.93  January       19.89  January       27.98
February      19.44  February       5.36  February       5.62  February     12.82  February      19.91  February
March         13.73  March          6.02  March          5.04  March        12.66  March         21.92  March
April         17.19  April          5.09  April          5.81  April        13.35  April         23.52  April
May           15.05  May            5.09  May            5.45  May          16.31  May           23.75  May
June          15.52  June           2.72  June           7.34  June         15.92  June          25.17  June
July          14.86  July           3.91  July           8.88  July         16.07  July          24.90  July
August        10.25  August         5.46  August         8.23  August       14.42  August        26.24  August
September      6.73  September      5.38  September      7.85  September    16.58  September     25.10  September
October        5.35  October        7.11  October       11.98  October      16.84  October       25.15  October
November       9.62  November       6.60  November      11.79  November     18.09  November      26.50  November
December      12.00  December       6.07  December      13.45  December     19.54  December      27.94  December

The closing price on February 14, 2006 was $28.06.

                             NOKIA CORPORATION (NOK)


         Nokia Corporation manufactures mobile devices principally based on global system for mobile communications, code division multiple access (CDMA) and wideband CDMA (WCDMA) technologies. Nokia operates in three divisions:
Multimedia, Enterprise Solutions and Networks. The Multimedia division focuses on bringing connected mobile multimedia to consumers in the form of advanced mobile devices, including 3G WCDMA mobile devices and solutions. The Enterprise Solutions division enables businesses and institutions extend their use of mobility from mobile devices for voice and basic data to secure mobile access, content and applications. The Networks division provides network infrastructure, communications and networks service platforms and professional services to operators and service providers. Nokia also provides equipment, solutions and services for its operator and enterprise customers. The company sells its mobile devices primarily to operators, distributors, independent retailers and enterprise customers worldwide.

             Closing             Closing            Closing               Closing              Closing             Closing
     2001     Price     2002      Price     2003      Price      2004      Price    2005        Price    2006       Price
     ----     -----     ----      -----     ----      -----      ----      -----    ----        -----    ----       -----
January       34.35  January       23.45  January       14.39  January      20.66  January       15.28  January       18.38
February      22.00  February      20.77  February      13.23  February     21.77  February      16.14  February
March         24.00  March         20.74  March         14.01  March        20.28  March         15.43  March
April         34.19  April         16.26  April         16.57  April        14.01  April         15.98  April
May           29.24  May           13.88  May           18.04  May          13.74  May           16.86  May
June          21.19  June          14.48  June          16.43  June         14.54  June          16.64  June
July          21.81  July          12.40  July          15.30  July         11.62  July          15.95  July
August        15.24  August        13.29  August        16.29  August       11.87  August        15.77  August
September     15.65  September     13.25  September     15.60  September    13.72  September     16.91  September
October       20.51  October       16.62  October       16.99  October      15.42  October       16.82  October
November      23.01  November      19.21  November      17.98  November     16.17  November      17.08  November
December      24.53  December      15.50  December      17.00  December     15.67  December      18.30  December

The closing price on February 14, 2006 was $18.52.




                              QUALCOMM, INC. (QCOM)


         Qualcomm Incorporated develops and markets digital wireless communications products, technologies and services for use in wireless networks. Qualcomm developed Code Division Multiple Access (CDMA) technology, which is a communications industry standard for digital wireless networks. Qualcomm also develops and supplies CDMA-based integrated circuits and system software for wireless voice and data communications. Additionally, Qualcomm develops and supplies global positioning system products to wireless device and infrastructure manufacturers. The company markets and sells its products and CDMA technology through its own direct sales force and through third parties.

             Closing             Closing            Closing               Closing              Closing             Closing
     2001     Price     2002      Price     2003      Price      2004      Price    2005        Price    2006       Price
     ----     -----     ----      -----     ----      -----      ----      -----    ----        -----    ----       -----
January       84.06  January       44.05  January       37.66  January      58.61  January       37.24  January       47.96
February      54.81  February      33.25  February      34.58  February     63.09  February      36.05  February
March         56.62  March         37.64  March         37.50  March        66.29  March         36.63  March
April         57.36  April         30.16  April         31.88  April        62.46  April         34.89  April
May           60.74  May           31.64  May           33.55  May          67.07  May           37.27  May
June          58.48  June          27.49  June          36.03  June         36.05  June          33.01  June
July          63.23  July          27.48  July          37.48  July         34.19  July          39.48  July
August        58.85  August        27.71  August        41.33  August       38.05  August        39.71  August
September     47.54  September     27.62  September     41.67  September    39.04  September     44.75  September
October       49.12  October       34.52  October       47.49  October      41.60  October       39.76  October
November      58.72  November      41.22  November      44.55  November     41.62  November      45.47  November
December      50.50  December      36.39  December      53.93  December     42.40  December      43.08  December

The closing price on February 14, 2006 was $47.60.

                        RESEARCH IN MOTION LIMITED (RIMM)


         Research In Motion Limited engages in the design, manufacture and marketing of wireless solutions for the mobile communication market worldwide. RIMM provides platforms and solutions for access to email, phone, short message service, organizer, Internet and intranet-based corporate data applications. RIMM also licenses its technology to handset and software vendors to enable these companies to offer wireless data services using the BlackBerry Enterprise Server and BlackBerry Internet Service. In addition, RIMM enables various third party developers and manufacturers to improve their products and services with wireless connectivity. The company offers its products to carrier partners, resellers and end users.

             Closing             Closing            Closing               Closing              Closing             Closing
     2001     Price     2002      Price     2003      Price      2004      Price    2005        Price    2006       Price
     ----     -----     ----      -----     ----      -----      ----      -----    ----        -----    ----       -----
January       65.81  January       25.61  January       12.76  January      43.51  January       71.29  January       67.53
February      38.69  February      22.89  February      12.70  February     49.45  February      66.11  February
March         21.97  March         27.77  March         13.06  March        46.67  March         76.42  March
April         33.92  April         17.70  April         15.61  April        43.55  April         64,41  April
May           32.62  May           15.12  May           19.02  May          59.97  May           82.82  May
June          32.25  June          11.38  June          21.62  June         68.45  June          73.79  June
July          23.53  July          11.74  July          12.04  July         61.67  July          70.66  July
August        16.86  August        10.60  August        14.24  August       60.22  August        78.30  August
September     16.08  September      9.42  September     19.10  September    76.34  September     68.30  September
October       16.26  October       12.50  October       22.06  October      88.20  October       61.49  October
November      21.79  November      15.28  November      22.85  November     88.97  November      61.13  November
December      23.72  December      13.12  December      33.42  December     82.42  December      66.01  December

The closing price on February 14, 2006 was $68.68.




                          RF MICRO DEVICES, INC. (RFMD)


         RF Micro Devices, Inc. designs, manufactures and markets radio frequency integrated circuits, which are included primarily in cellular and personal communications service phones, base stations, wireless local area networks and cable television modems. RF Micro Devices' products include amplifiers, transmitters and receivers, and its integrated circuits perform transmit and receive functions that are critical to the performance of wireless and PCS phones. The company markets and sells its products through its own direct sales force and through third parties.

             Closing             Closing            Closing               Closing              Closing             Closing
     2001     Price     2002      Price     2003      Price      2004      Price    2005        Price    2006       Price
     ----     -----     ----      -----     ----      -----      ----      -----    ----        -----    ----       -----
January       21.63  January       18.31  January        5.62  January       9.49  January        5.47  January       7.28
February      11.12  February      15.64  February       6.54  February      9.23  February       5.50  February
March         11.69  March         17.90  March          6.00  March         8.46  March          5.22  March
April         29.38  April         17.40  April          4.72  April         7.36  April          3.92  April
May           26.08  May           16.41  May            5.64  May           7.97  May            4.65  May
June          26.97  June           7.62  June           5.90  June          7.50  June           5.41  June
July          27.36  July           6.66  July           7.37  July          5.92  July           6.09  July
August        25.46  August         6.69  August         8.83  August        5.12  August         6.55  August
September     16.60  September      6.00  September      9.24  September     6.34  September      5.65  September
October       20.44  October        8.48  October       11.69  October       6.51  October        5.24  October
November      24.25  November      12.19  November      11.71  November      6.96  November       5.68  November
December      19.23  December       7.33  December      10.06  December      6.84  December       5.41  December

The closing price on February 14, 2006 was $7.10.

                           SK TELECOM CO., LTD. (SKM)

         SK Telecom Co., Ltd. provides wireless telecommunications services in Korea. SK Telecom offers cellular services using a network of code division multiple access technology. SK Telecom also develops and commercializes wireless Internet services. Through its subsidiary, SK Teletech Co., Ltd., the company designs, markets and sells digital handsets under the brand name `Sky'. Through another subsidiary, SK Telink Co., Ltd., the company offers international telecommunications services, including direct-dial, as well as prepaid and postpaid card calling services, bundled services for corporate customers, voice services using Internet protocol, Web-to-phone services and data services.

             Closing             Closing            Closing               Closing              Closing             Closing
     2001     Price     2002      Price     2003      Price      2004      Price    2005        Price    2006       Price
     ----     -----     ----      -----     ----      -----      ----      -----    ----        -----    ----       -----
January       25.73  January       21.92  January       17.01  January      22.18  January       19.96  January       23.23
February      19.49  February      21.95  February      15.39  February     25.01  February      21.30  February
March         15.18  March         24.60  March         13.62  March        21.30  March         19.72  March
April         21.05  April         21.39  April         15.20  April        20.20  April         19.46  April
May           19.17  May           24.78  May           17.95  May          20.87  May           20.92  May
June          16.90  June          24.79  June          18.86  June         20.99  June          20.40  June
July          18.33  July          21.42  July          19.41  July         17.66  July          21.47  July
August        19.18  August        21.76  August        19.06  August       18.90  August        21.26  August
September     18.44  September     21.23  September     17.84  September    19.45  September     21.84  September
October       21.08  October       20.07  October       19.60  October      19.73  October       20.21  October
November      22.80  November      22.50  November      17.85  November     22.51  November      21.13  November
December      21.62  December      21.35  December      18.65  December     22.25  December      20.29  December

The closing price on February 14, 2006 was $23.76.



                          SPRINT NEXTEL CORPORATION (S)

         Sprint Nextel Corporation offers a range of wireless and wireline communications services to consumer, business and government customers in the United States. Sprint Nextel develops, engineers and deploys various technologies, including two wireless networks offering mobile data services; national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. The company has strategic alliances with Cisco Systems, Hewlett-Packard, IBM and Nortel Networks.

             Closing             Closing            Closing               Closing              Closing             Closing
     2001     Price     2002      Price     2003      Price      2004      Price    2005        Price    2006       Price
     ----     -----     ----      -----     ----      -----      ----      -----    ----        -----    ----       -----
January       30.50  January       16.38  January        3.76  January      17.41  January       23.83  January       22.89
February      25.18  February       9.25  February       3.96  February     17.73  February      23.68  February
March         19.00  March         10.29  March          4.36  March        18.43  March         22.75  March
April         25.63  April         11.21  April          3.50  April        17.89  April         22.26  April
May           22.00  May           10.44  May            4.46  May          17.76  May           23.69  May
June          24.15  June           4.47  June           5.75  June         17.60  June          25.09  June
July          25.92  July           4.10  July          14.12  July         18.68  July          26.90  July
August        24.98  August         3.96  August        14.77  August       19.68  August        25.93  August
September     26.29  September      1.96  September     15.10  September    20.13  September     23.78  September
October       22.30  October        3.48  October       16.00  October      20.95  October       23.31  October
November      24.95  November       5.76  November      14.99  November     22.81  November      25.04  November
December      24.41  December       4.38  December      16.42  December     24.85  December      23.36  December

The closing price on February 14, 2006 was $23.99.

                    TELESP CELLULAR PARTICIPACOES S.A. (TCP)


         Telesp Celular Participacoes S.A., through its susbsidiaries, provides cellular telecommunications services using both digital and analog technologies in Brazil. Telesp provides voice service and ancillary services, including voicemail and voicemail notification, call forwarding, three-way calling, caller identification, short messaging, limitation on the number of used minutes and cellular chat room and data services. The company also offers roaming services, through agreements with local cellular service providers throughout Brazil and other countries. In addition, the company offers multimedia message services and mobile execution environment that enable the handset to download applications and execute them at the mobile and a user interface with icons to identify the services, such as voice mail, downloads and text messaging.

             Closing             Closing            Closing               Closing              Closing             Closing
     2001     Price     2002      Price     2003      Price      2004      Price    2005        Price    2006       Price
     ----     -----     ----      -----     ----      -----      ----      -----    ----        -----    ----       -----
January       26.95  January        7.60  January        2.79  January       7.53  January        6.20  January       4.82
February      24.00  February       7.98  February       2.41  February      7.57  February       6.93  February
March         14.81  March          6.33  March          3.24  March         9.13  March          5.98  March
April         16.80  April          6.41  April          3.85  April         7.13  April          5.28  April
May           17.46  May            5.44  May            4.08  May           7.05  May            5.07  May
June          15.15  June           3.96  June           3.90  June          7.88  June           4.27  June
July          14.60  July           2.62  July           3.52  July          6.60  July           4.39  July
August        12.93  August         3.37  August         4.05  August        6.43  August         4.15  August
September      5.28  September      1.81  September      4.66  September     6.18  September      3.91  September
October        5.05  October        2.66  October        5.70  October       5.99  October        3.65  October
November       7.40  November       2.74  November       6.08  November      6.49  November       3.55  November
December       9.26  December       3.05  December       6.58  December      6.80  December       3.78  December

The closing price on February 14, 2006 was $5.17.




                    UNITED STATES CELLULAR CORPORATION (USM)


         United States Cellular Corporation owns and manages wireless telecommunications systems throughout the United States. The company offers a full range of wireless telephones to its customers, including both analog and digital headsets. United States Cellular provides wireless service to major, mid- and small-sized cities in twenty-five U.S. states, and offers local, regional and national service plans. The company sells and services its products through facilities located across the United States.

             Closing             Closing            Closing               Closing              Closing             Closing
     2001     Price     2002      Price     2003      Price      2004      Price    2005        Price    2006       Price
     ----     -----     ----      -----     ----      -----      ----      -----    ----        -----    ----       -----
January       66.65  January       40.15  January       23.85  January      38.85  January       44.90  January       50.90
February      59.28  February      38.80  February      24.35  February     41.35  February      50.00  February
March         63.50  March         41.00  March         23.61  March        38.65  March         45.63  March
April         66.00  April         39.50  April         24.05  April        34.27  April         46.20  April
May           61.10  May           37.18  May           26.25  May          35.61  May           47.04  May
June          57.65  June          25.45  June          25.45  June         38.55  June          49.94  June
July          56.30  July          26.10  July          28.75  July         39.25  July          52.15  July
August        51.75  August        31.45  August        27.96  August       40.25  August        54.88  August
September     49.50  September     29.58  September     29.10  September    43.15  September     53.42  September
October       44.65  October       27.60  October       33.86  October      41.65  October       51.00  October
November      44.40  November      29.50  November      34.60  November     44.25  November      50.80  November
December      45.25  December      25.02  December      35.50  December     44.76  December      49.40  December

The closing price on February 14, 2006 was $51.80.

                        VERIZON COMMUNICATIONS INC. (VZ)

         Verizon Communications, Inc. provides communications services primarily in the United States. Verizon operates through three segments: Domestic Telecom, Domestic Wireless and Information Services. The Domestic Telecom segment provides local telephone services in 29 states and the District of Columbia. The Domestic Wireless segment offers various products and services, which include wireless voice and data services, as well as sells related equipment in the United States. The Information Services segment engages in print and online directory publishing, provision of content for electronic communications products and services and Website creation services. The company also provides voice switching/processing services, end-user networking services, personal computer-based conferencing, internetworking, data transmission, network integration services and network monitoring services. The company was incorporated in 1983 under the name Bell Atlantic Corporation. The company changed its name to Verizon Communications, Inc. in 2000 following a merger with GTE Corporation.

             Closing             Closing            Closing               Closing              Closing             Closing
     2001     Price     2002      Price     2003      Price      2004      Price    2005        Price    2006       Price
     ----     -----     ----      -----     ----      -----      ----      -----    ----        -----    ----       -----
January       54.95  January       46.35  January       38.28  January      36.86  January       35.59  January       31.66
February      49.50  February      46.80  February      34.58  February     38.33  February      35.97  February
March         49.30  March         46.10  March         35.35  March        36.54  March         35.50  March
April         55.07  April         40.11  April         37.38  April        37.74  April         35.80  April
May           54.85  May           43.00  May           37.85  May          34.58  May           35.38  May
June          53.50  June          40.15  June          39.45  June         36.19  June          34.55  June
July          54.15  July          33.00  July          35.00  July         38.54  July          34.23  July
August        50.00  August        31.00  August        35.32  August       39.25  August        32.71  August
September     54.11  September     27.44  September     32.44  September    39.38  September     32.69  September
October       49.81  October       37.76  October       33.60  October      39.10  October       31.51  October
November      47.00  November      41.88  November      32.84  November     41.23  November      31.98  November
December      47.46  December      38.75  December      35.08  December     40.51  December      30.12  December

The closing price on February 14, 2006 was $33.52.




                            VODAFONE GROUP PLC. (VOD)


         Vodafone Group Public Limited Company operates as a mobile telecommunications company principally in the United States, Europe and Asia. Vodafone's products and services include voice services; short messaging service; Vodafone live!, an integrated communications and multimedia proposition, through which customers access various online services, such as games, ringtones, news, sports and information; mobile connect cards that provide working mobility to customers accessing email and company applications; and roaming services. The company distributes its products and services directly, as well as through third-party service providers, independent dealers and agencies.

             Closing             Closing            Closing               Closing              Closing             Closing
     2001     Price     2002      Price     2003      Price      2004      Price    2005        Price    2006       Price
     ----     -----     ----      -----     ----      -----      ----      -----    ----        -----    ----       -----
January       34.97  January       21.70  January       18.85  January      25.60  January       25.98  January       21.11
February      27.31  February      19.00  February      18.10  February     24.97  February      26.29  February
March         27.15  March         18.43  March         18.22  March        23.90  March         26.56  March
April         30.28  April         16.20  April         19.76  April        24.54  April         26.14  April
May           25.89  May           14.93  May           21.91  May          23.76  May           25.18  May
June          29.35  June          13.65  June          19.65  June         22.10  June          24.32  June
July          21.55  July          15.17  July          18.98  July         21.73  July          25.83  July
August        20.15  August        15.99  August        18.30  August       22.90  August        27.25  August
September     21.96  September     12.83  September     20.25  September    24.11  September     25.97  September
October       23.12  October       15.92  October       21.15  October      25.79  October       26.26  October
November      25.34  November      18.75  November      23.35  November     27.27  November      21.55  November
December      25.68  December      18.12  December      25.04  December     27.38  December      21.47  December

The closing price on February 14, 2006 was $21.21.

================================================================================







                                [GRAPHIC OMITTED]







                        1,000,000,000 Depositary Receipts

                             Wireless HOLDRSSM Trust







                               P R O S P E C T U S




                                February 16, 2006





================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16.  Exhibits.

         See Exhibit Index.


Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         o That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         o To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         o For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         o For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         o Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on February 16, 2006.



                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                INCORPORATED


                                    By:                       *
                                          -------------------------------------
                                          Name:  Joseph F. Regan
                                          Title: First Vice President,
                                                 Chief Financial Officer and
                                                 Controller



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities indicated below on February 16, 2006.


      Signature                                        Title
      ---------                                        -----

          *                                     Chief Executive Officer,
-------------------------                       Chairman of the Board
   Robert J. McCann

          *                                     Director
-------------------------
     Do Woo Kim


          *                                     Director
-------------------------
  Carlos M. Morales


          *                                     Director
-------------------------
 Candace E. Browning


          *                                     Director
-------------------------
 Gregory J. Fleming


          *                                     Controller
-------------------------
   Joseph F. Regan


*By: /s/ Mitchell M. Cox                        Attorney-in-Fact
    ---------------------
      Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits
--------

  *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on September 27, 2000 as an exhibit to the Amendment No. 1 to the registration statement filed on Form S-1 for Wireless HOLDRS.

  *4.2 Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on September 27, 2000 as an exhibit to the Amendment No. 1 to the registration statement filed on Form S-1 for Wireless HOLDRS.

  *5.1 Opinion of Shearman & Sterling LLP regarding the validity of the Wireless HOLDRS Receipts, filed on September 27, 2000 as an exhibit to the Amendment No. 1 to the registration statement filed on Form S-1 for Wireless HOLDRS.

  *8.1 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on September 27, 2000 as an exhibit to the Amendment No. 1 to the registration statement filed on Form S-1 for Wireless HOLDRS.

  *8.2 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 14, 2003 as an exhibit to Amendment No. 4 to the registration statement filed on Form S-1 for Wireless HOLDRS.

  *24.1 Power of Attorney (included in Part II of Registration Statement), filed on August 4, 2000 as an exhibit to the registration statement filed on Form S-1 for Wireless HOLDRS.

  *24.2 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

  *24.3 Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.

   24.4  Power of Attorney of Robert J. McCann and Joseph F. Regan.

__________________

*  Previously filed